MEMORANDUM OF AGREEMENT BETWEEN
CIK HOLDINGS INC. (a Canadian corporation) and
TRAFFIX, INC. (a Delaware corporation)
Dated March 13 , 2007

WHEREAS CIK Holdings Inc. (“CIK”) is a newly incorporated corporation incorporated under the laws of Canada which owns 49.5% of the units of the limited partnership known as EZ-Tracks L.P. (“EZ LP”) as a Limited Partner of EZ LP and Traffix, Inc., a corporation incorporated under the laws of Delaware, USA (“Traffix”) indirectly owns the remaining 50.5% of EZ LP through its wholly owned subsidiaries Traffix EZ Ltd., a corporation incorporated under the laws of the Province of Québec which is the other limited partner of EZ LP and Traffix SP-EZ ULC, an unlimited liability company incorporated under the laws of the Province of Nova Scotia which is the general Partner of EZ LP;

WHEREAS CIK has acquired its 49.5% interest as a Limited Partner in EZ LP (the “EZ Interest”) from Boca Boys Holdings Inc. (“BBH”), a corporation incorporated under the laws of Canada, the successor in interest of CIK Investments Inc. (originally called Madacy sp Inc.) pursuant to the amalgamation of CIK Investments Inc. and Boca Boys Holdings Inc.

WHEREAS CIK has been created for the sole purpose of acquiring the EZ Interest from BBH, selling the EZ Interest to Traffix and holding, investing and distributing the proceeds of such sale and has agreed to undertake to have no other activities other than the foregoing activities;

WHEREAS EZ LP is licensee of a license of recorded music (the “License”) pursuant to the terms of a Marketing and Services Agreement dated January 22, 2005 (“M&S Agreement”) by and between Traffix Music, Inc., a corporation incorporated under the laws of Delaware, U.S.A. and Madacy Entertainment LP, a limited partnership organized under the laws of the Province of Québec (“Madacy”), as successor to Madacy Entertainment Group, Limited, as amended by amendments dated January 1, 2006 and October 6, 2006.

WHEREAS Traffix wishes to purchase CIK’s equity interest in EZ LP (the “CIK Interest”) and wishes the License to be modified to have a single term of ten (10) years from January 1, 2007 to December 31, 2016, subject to renewal, and CIK wishes to sell the CIK Interest to Traffix and Madacy has agreed to modify the term of the License and amend the M&S Agreement pursuant to the terms of an amendment to the M&S Agreement among Traffix Music, Traffix, EZ LP and Madacy.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.	Purchase of CIK Interest: CIK hereby sells to Traffix, and Traffix hereby purchases from CIK, the CIK Interest on the terms set forth below effective as of January 1, 2007.

2.	Purchase Price: The purchase price (“Purchase Price”) for the CIK Interest is as follows:

a.	Cash payment in the amount of one million two hundred and ninety thousand dollars ($1,290,000), payable in full at closing; and
b.
500,000 shares of common stock of Traffix par value $.001 per share (the “Traffix Shares”), payable in full at closing, subject to the restrictions and Security Interest and escrow set forth below. The foregoing Traffix Shares shall be subject to registration by Traffix in accordance with the Registration Rights Annex annexed hereto and incorporated herein by reference with the same force and effect as if separately stated in this Agreement; and

c.	Additional Consideration as set forth in Section 3 below.

3.	Additional Consideration:

a.
In the event that, at any time during the term of the M&S Agreement (including any of the five (5) renewal years thereof), Traffix is the subject of a sale transaction involving an acquisition of Traffix by or merger of Traffix into an unrelated entity as a result of which Traffix is not the surviving corporation or other corporate business combination transaction with an unrelated entity, involving the sale or issuance (other than as a stock dividend or distribution to existing shareholders of Traffix) of shares of Traffix constituting in the aggregate more than 50% of the issued and outstanding voting shares or total share capital of Traffix or a sale of all or substantially all of the assets of Traffix to a third party) (a “Traffix Sale Event”), CIK shall be entitled to additional consideration for the sale to Traffix of its EZ Interest under this Agreement (“Additional Consideration”) determined as follows:

If the sale equates to a	Payment of
Market Cap of Traffix of
$100 million to $125 million	$1.25 million
$125 million to $150 million	$1.75 million
$150 million to $175 million	$2.00 million
$175 million to $200 million	$2.25 million
over $200 million	$2.75 million

The term “Market Cap” as used above shall mean with respect to a purchase of Traffix shares, the purchase price paid for each share of Traffix multiplied by the number of issued shares, and, on a purchase of all or substantially all of the assets of Traffix, the consideration received on the sale of such assets plus the value of any non-purchased liquid assets available for distribution to the shareholders plus the net realizable value of any non-purchased non-liquid assets less the amount of any non-assumed debt. Payment of the Additional Consideration will be made on the same basis and in the same proportion as to cash, stock or other securities as payment is made to Traffix or its shareholders in connection with the transaction constituting the Traffix Sale Event.

b.
In the event that, at any time during the term of the M&S Agreement (including any of the five (5) renewal years thereof), Traffix sells a portion of its business and such sale requires an assignment of the License under the M&S Agreement (such a sale is referred to as an EZ-Tracks Sale), CIK shall be entitled to Additional Consideration determined as follows:

If the sale equates to a	Payment of
Transaction Value of
$20 million to $25 million	$1.25 million
$25 million to $30 million	$1.75 million
$30 million to $35 million	$2.00 million
$35 million to $40 million	$2.25 million
over $40 million	$2.75 million

The term “Transaction Value” as used above shall mean the consideration received by Traffix or its subsidiaries on the sale of such assets. For the purposes of this subparagraph, such consideration shall include all cash, and the fair market value of all non-cash consideration including, but not limited to, all liabilities assumed by the purchaser of the assets. For the purposes of establishing such Transaction Value, Traffix hereby agrees that it will request that its independent firm of certified public accountants provide CIK with a detailed calculation of the Transaction Value in a certificate attesting to the completeness and accuracy of such calculation, which calculation shall be final and binding upon the parties.

c.
Notwithstanding the provisions of the foregoing subsections 3(a) and 3(b), the payment of the foregoing Additional Consideration is conditioned on there not having occurred, at the time of the sale transaction giving rise to the Additional Consideration,

(i)	an Indemnified Termination Event (as such term is defined in Section 4 below) that is continuing and has not been cured within the 90 day period provided for in Section 6 below; or
(ii)
a Bankruptcy Event with respect to Madacy unless the License and the M&S Agreement have been confirmed or affirmed in the bankruptcy proceeding or the time for rejection of the License and the M&S Agreement shall have expired or been waived, and, in either such event no Additional Consideration shall be payable. The term “Bankruptcy Event” shall mean that Madacy shall (i) apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver for itself or for a substantial part of its property; or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for Madacy or for a substantial part of Madacy’s property, or (ii) make an assignment for the benefit of creditors; or (iii) be the subject of any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law.

d.	Any Additional Consideration payable hereunder shall be paid by Traffix to CIK concurrently with the closing of the event which gave rise to such Additional Consideration.

4.	Guarantee:

a.
CIK hereby warrants and guarantees (the “Guarantee”) that from the date of this Agreement until July 1, 2012, there shall be no termination of the License and the M&S Agreement, as amended, for any reason (any such termination shall be referred to as an “Indemnified Termination Event”) provided, however, that an Indemnified Termination Event shall not include a termination of the License and the M&S Agreement by Madacy that results from a default by Traffix in the performance of its obligations under the M&S Agreement, as amended. Upon the occurrence of an Indemnified Termination Event , CIK hereby agrees to pay Traffix the amounts set forth below (the “CIK Guarantee Payment”), the whole subject to the cure provision set out in Section 6 below:

Date of termination of license		CIK Guarantee Payment
From	Until
Date Hereof	Dec. 31, 2007	$2,625,000
Jan 1, 2008	June 30, 2008	$2,362,500
July 1, 2008	Dec 31, 2008	$2,100,000
Jan 1, 2009	June 30, 2009	$1,837,500
July 1, 2009	Dec 31, 2009	$1,575,000
Jan 1, 2010	June 30, 2010	$1,312,500
July 1, 2010	Dec 31, 2010	$1,050,000
Jan 1, 2011	June 30, 2011	$787,500
July 1, 2011	Dec 31, 2011	$525,000
Jan 1, 2012	June 30, 2012	$262,500

b.
The parties hereto agree that the CIK Guarantee Payment shall constitute Traffix’s sole and exclusive recourse for any breach of the foregoing Guarantee, subject to the Security Interest provided for in Section 8 below. The foregoing CIK Guarantee Payment shall constitute liquidated damages for any loss or damage incurred by Traffix as a result of said breach.

5.
Warranty regarding San Juan: Notwithstanding the provisions of the Guarantee under Section 4 above, the parties hereto acknowledge that, in the event of a termination, for any reason, of Madacy’s license of master recordings from San Juan Music Group (the “SJ License”), the number of song recordings which are the subject of the License will be reduced. The parties acknowledge and agree that such event does not, in and of itself, result in a termination of the License and, as such, does not give rise to an Indemnified Termination Event pursuant to Section 4 above. Notwithstanding the foregoing, the parties hereto agree that in the event of a termination of the SJ License, subject to the same cure provisions as are contained in Section 6 hereof with respect to an Indemnified Termination Event, CIK hereby agrees to pay Traffix an amount equal to ten percent (10%) of the applicable CIK Guarantee Payment calculated pursuant to Section 4 above, determined in relation to the date of termination of the SJ License (e.g. a termination of the SJ License on September 1, 2010 would result in a payment by CIK equal to $105,000).

6.
Cure Provision: In the event of an Indemnified Termination Event, CIK shall be entitled, for a period of ninety (90) days following the occurrence of such event, to re-establish, or cause to be re-established, Traffix’s rights under the License and the M&S Agreement. In the event that CIK is able to re-establish Traffix’s rights under the License and M&S Agreement within such ninety (90) day period, CIK shall be relieved of the obligation to make the CIK Guarantee Payment with respect to such Indemnified Termination Event and the Escrow Agent shall not be required to make any payment to Traffix on account of the CIK Guarantee Payment, and the M&S Agreement as amended by this Memorandum of Agreement shall remain in full force and effect subject to payment of any Damage Payment by CIK. Notwithstanding the foregoing, in the event that the occurrence of the Indemnified Termination Event results in an interruption of Traffix’s use of the License, CIK shall be responsible for payment to Traffix any costs, expenses, losses or damages (including, but not limited to lost profits) suffered by Traffix as a direct consequence of such interruption (collectively referred to as the “Damage Payment”) provided that CIK’s liability for such costs, expenses, losses or damages shall not, in any event, be greater that the amount of the CIK Guarantee Payment obligation at the time of such interruption in accordance with Section 4 or Section 5 hereof, as the case may be. In the event that the foregoing Indemnified Termination Event shall remain uncured for a period of ninety-one (91) days, CIK’s breach of its Guarantee shall be considered incurable and the CIK Guarantee Payment, as set forth above, shall become immediately due and payable, in accordance with the terms hereof and any obligation of Traffix to pay the Additional Consideration as more fully described in Section 3 hereof shall terminate.

7.
Payment on Guarantee: In the event that CIK is obligated to make the CIK Guarantee Payment to Traffix in accordance with the preceding sections hereof, the Escrow Agent shall, subject to the following, deliver such number of Traffix Shares and cash remaining in Escrow as is necessary to satisfy CIK’s Indemnification Payment obligation as of the date of the occurrence of the Indemnified Termination Event. CIK’s Indemnification Payment obligation shall be satisfied, firstly, out of Traffix Shares and secondly, out of cash held in Escrow.

In the event that CIK has made a Damage Payment to Traffix following an Indemnified Termination Event which has been cured pursuant to Section 6 above, the Guarantee set out in Section 4 above shall remain in full force and effect and the remaining Traffix Shares and cash held by the Escrow Agent under the Escrow as security for the Guarantee, the CIK Guarantee Payment shall remain in escrow and shall continue to serve as security for the Secured Obligations pending termination of the Security Interest and their release in accordance with Section 8 hereof. Following full payment of the CIK Guarantee Payment and the amount of any other Secured Obligations payable to Traffix as a result of an uncured Indemnified Termination Event, any remaining Traffix Shares or cash in Escrow following full satisfaction of CIK’s indemnification obligation shall be delivered immediately to CIK.

For greater certainty, the Traffix Shares used to make a CIK Guarantee Payment shall be deemed to have a value equal to the number of such shares multiplied by the average closing trading price of shares of common stock of Traffix for the ten (10) trading days preceding the date of the occurrence of the Indemnified Termination Event. The parties hereto hereby acknowledge that because of CIK’s representation and warranty that its only assets, other than the cash amount paid at closing to CIK under this Agreement (which will be immediately distributed by CIK to its shareholders), will be the Traffix Shares and Cash held in Escrow by the Escrow Agent and, as a consequence, CIK’s indemnification obligation hereunder shall, in all cases, be limited to such assets held in Escrow.

8.	Security Interest, Hypothec and Escrow:

a.
CIK hereby pledges to and grants Traffix a security interest (together with the Hypothec as hereinafter defined in Section 8(b), referred to as the “Security Interest”) in Traffix Shares and cash, if any, held in escrow by the Escrow Agent and all Proceeds of any of the foregoing (together with the Hypothecated Property as hereinafter defined in Section 8(b), referred to as the “Collateral”) in order to secure its obligations under the Guarantee, and to make the CIK Guarantee Payment and the Damage Payment (collectively, the “Secured Obligations”).

b.
For purposes of Quebec law (the jurisdiction where CIK was domiciled at the time of execution of this Agreement) and only if and to the extent Quebec law is applicable to the creation or enforcement of the security interest created under this Agreement in favor of Traffix, as security for the Secured Obligations CIK hereby hypothecates and pledges (the "Hypothec") in favor of Traffix (i) the Traffix Shares, cash and Proceeds referred to in Section 8(a) above, (ii) the proceeds of any sale, assignment, lease or other disposition of the aforesaid property, any claim resulting from such disposition, as well as any property acquired in replacement thereof, and (iii) all titles, documents, records and receipts evidencing the aforesaid property (collectively the "Hypothecated Property"), for the sum of $6,300,000.00 in lawful currency of Canada with interest thereon from the date hereof at 25% per annum. The Hypothec, as well as the enforcement of and the recourses related thereto, shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Security Interest shall not charge the cash portion of the purchase price set out in Section 2(a) above, the Additional Consideration, if any, set out in Section 2(c) above and such other amounts and other Collateral as are released from time to time from the Escrow in accordance with the terms of this Agreement, and that such amounts and assets and all Proceeds and other assets described in subparagraphs (ii) and (iii) of the first sentence of this Section 8(b) in respect thereof shall, from the moment of release of such Collateral, no longer form part of the Collateral. For greater certainty, CIK shall in no way be restricted from disbursing in any manner whatsoever any of the foregoing amounts or assets which are received in accordance with Section 2(a) and 2 (c) above or which are subsequently released from the Escrow. Upon termination of the Secured Obligations as provided herein, Traffix agrees to discharge the Hypothec with the Register of Personal and Movable Real Rights (Quebec) and undertakes to execute and deliver at CIK's request and expense an application for registration of a voluntary cancellation (Form RV).

c.
The Security Interest granted under section 8(a) of this Agreement shall be governed by the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”), and the term Proceeds referred to in Section 8(a) of this Agreement is used with the meaning provided for in the UCC. In order to perfect Traffix’s Security Interest in the Collateral, the certificates representing the Traffix Shares received by CIK under this Agreement in payment for the CIK Interest shall be delivered concurrently with the closing under this Agreement to the law firm of FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA, BASS& RHINE LLP, 750 Lexington Avenue, New York, New York as escrow agent (the “Escrow Agent”) who shall hold such Shares and the balance of the Collateral received from time to time in escrow (the “Escrow”) in accordance with this Agreement, together with stock powers endorsed in blank in form for transfer in accordance with the other provisions of this Section 8.

d.
The Security Interest shall continue from the date hereof until the later of payment in full of any Secured Obligations and July 1, 2012. The Collateral shall be and remain as continuing security for all costs, fees, charges, and expenses, including reasonable attorneys’ fees, which may be incurred by Traffix in enforcing the Security Interest, all of which shall be and remain additional liens on the Collateral until each and all of the same have been fully paid, satisfied, and discharged, and the term “Secured Obligations” shall include all of such costs, fees, charges and expenses. Unless and until there shall have occurred an Indemnified Termination Event that has not been cured within the ninety (90) day cure period provided for in Section 6 above, CIK shall retain the legal and equitable title to the Collateral, but shall not be permitted to sell, assign, transfer or otherwise encumber the Collateral or any part thereof.

e.
After the occurrence of an Indemnified Termination Event that has not been cured within the ninety (90) day cure period provided for in Section 6 above, CIK hereby irrevocably constitutes and appoints Traffix as the true and lawful attorney of CIK, with full power of substitution, in the place and stead of CIK and in the name of CIK or otherwise, at any time or times, in the discretion of Traffix, to take any action and to execute any instrument or document which Traffix may deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Secured Obligations are satisfied.

f.
If an Indemnified Termination Event shall occur and not be cured within the cure period (an “Event of Default”), Traffix shall be entitled to exercise in respect to the Collateral all of the rights and remedies available to a secured party upon default under the UCC at that time, and, in addition thereto, the rights and remedies provided for herein and such other rights and remedies as might be provided for by law. Traffix is hereby specifically authorized, after the occurrence of an Event of Default and the expiration of any applicable cure period, to transfer such portion of the Collateral it deems reasonably necessary in order to satisfy the Secured Obligations into the name of Traffix and to take any and all action deemed advisable to Traffix to remove any transfer restrictions affecting the Collateral.

g.
In the event of a sale of the Collateral, or any part thereof, Traffix shall give CIK reasonable notice of the time and place of any public sale thereof or of the time and place of any private sale or that any other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if notice of the sale or other intended disposition is mailed, by Traffix, postage prepaid, to CIK at its address set forth on the first page hereof or such other address as CIK may by notice have furnished Traffix in writing for such purpose, at least ten (10) days prior to the time of such sale or other intended disposition. If CIK shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of CIK shall be breached, Traffix may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the liability of CIK hereunder the cost or expense incurred by Traffix in doing so, and any and all amounts expended by Traffix in taking any such action shall be repayable to it upon its demand to CIK thereof and shall bear interest at the annual rate of ten percent (10%), from and including the date advanced to the date of repayment. CIK will, in the event of a sale, duly execute and acknowledge all documents necessary or advisable to record title to the Collateral in the name of the purchaser, including a stock power with respect to Traffix Shares. In the event that CIK should then fail or refuse to execute and deliver any or all documents necessary or advisable to record title to the Collateral in the name of the purchaser, CIK does hereby irrevocably appoint Traffix its attorney-in-fact to execute any or all of such documents on CIK's behalf.

h.
All proceeds of Collateral shall be applied as follows: First: to the payment of all expenses incurred by Traffix in connection with such sale, including but not limited to, the expenses of advertising the Collateral to be sold, all court costs and the reasonable fees of counsel to Traffix in connection therewith, and to the payment of all costs and expenses paid or incurred by Traffix in connection with the enforcement of the Security Interest or the exercise of any right or remedy hereunder, to the extent that such advances, costs and expenses shall not theretofore have been reimbursed to Traffix; and Second: to the payment in full of the Secured Obligations, and Third: any surplus to be paid to CIK, its successors or assigns, or as a court of competent jurisdiction may direct.

i.
Upon any sale of Collateral by Traffix hereunder (whether under power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Traffix or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see the application of any part of the purchase money paid over to Traffix or such officer or be answerable in any way for the misapplication or non-application thereof.

j.
CIK agrees that it will join with Traffix in executing and, at its own expense, shall file and refile under the UCC or any other applicable law such financing statements, continuation statements and other documents in such offices as Traffix may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve Traffix's Security Interest in the Collateral, and hereby authorizes Traffix to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of CIK where permitted by law, and agrees to do such further acts and things and execute and deliver to Traffix such additional conveyances, assignments, agreements and instruments as Traffix may require or deem advisable to carry into effect the grant and enforcement of the Security Interest under this Agreement or to better assure and confirm unto Traffix its rights, powers and remedies as a secured party hereunder.

k.
Provided that no Indemnified Termination Event has occurred, and that no Pending Termination Event (as defined below) is continuing that has not been cured within the cure period provided for in the M&S Agreement, and that no unpaid Secured Obligations exist, then, on the date set forth below or as soon as possible thereafter following the curing of the Indemnified Termination Event within the cure period provided for in Section 6 above, cure of the Pending Termination Event, or payment of the Secured Obligations, as the case may be, the Escrow Agent shall release Traffix Shares, or cash, if any, or combination thereof, as requested by CIK (with each Traffix Share being deemed equal to $5.25 per share for purpose of calculating the amount of cash released in lieu of such Traffix Share) to CIK pursuant to the following schedule, and such Traffix Shares or cash, as the case may be, when so released shall no longer constitute part of the Collateral and shall be free of the Security Interest:

Date of release	# of Traffix Shares released
January 1, 2008	50,000
July 1, 2008	50,000
January 1, 2009	50,000
July 1, 2009	50,000
January 1, 2010	50,000
July 1, 2010	50,000
January 1, 2011	50,000
July 1, 2011	50,000
January 1, 2012	50,000
July 1, 2012	50,000

The term “Pending Termination Event” shall mean the occurrence of a default by Madacy under the M&S Agreement that has resulted in the issuance by Traffix of a written notice of termination thereof as provided in Section 5.02 of the M&S Agreement.

l.	Any cash deposited with the Escrow Agent as part of the Escrow pursuant to the other provisions of this Agreement shall be deposited in an interest-bearing money-market type of escrow account.

m.
If any dispute arises between CIK and Traffix with respect to the Escrow, or if the Escrow Agent receives contradictory instructions from CIK and Traffix, or if the Escrow Agent is uncertain as to its obligations under this Agreement, it shall refrain from taking any action other than to continue to hold Traffix Shares and cash deposited in escrow (collectively, the “Escrow Deposit”) or to institute proceedings described below, until otherwise directed by a final judgment of a court of competent jurisdiction or in a writing signed by CIK and Traffix.

n.
The Escrow Agent shall not be obligated to, but may, institute legal proceedings (which, if instituted, shall be in a court in the County, City and State of New York) to determine its obligations hereunder or to seek permission to deposit the Escrow Amount or any portion thereof in court, upon which act the Escrow Agent shall be relieved of any further obligations hereunder with respect to the Escrow Deposit.

o.
The Escrow Agent may assume the genuineness of any document or signature which appears to it to be genuine (whether or not original or photocopy) if such document or signature is presented to it. The Escrow Agent shall have no obligations other than those specifically set forth herein. The Escrow Agent shall not be liable for any action taken by it hereunder except for the Escrow Agent’s gross negligence or willful misconduct.

p.
Traffix and CIK shall indemnify the Escrow Agent and hold it harmless against any loss, liability or expense incurred without bad faith or gross negligence on its part, arising out of or in connection with this Agreement, including the costs and expenses incurred in defending any such claim of liability. Traffix shall, however, be responsible for paying the fees and disbursements of the Escrow Agent for the Escrow Agent’s services in acting as Escrow Agent. The Escrow Agent may consult with its own counsel, and shall have full and complete authorization and protection for any action taken or suffered in good faith and in accordance with the opinion of such counsel.

q.
Upon disbursing and disposing of the Escrow Deposit held by the Escrow Agent in the manner provided in this Agreement, the Escrow Agent shall be released, discharged, and acquitted of all obligations and liabilities hereunder and any claims or surcharges made by or on behalf of any party to this Agreement. Escrow Agent may resign at any time by giving ten (10) days’ prior written notice of such resignation to Traffix and CIK. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Deposit as depositary. In such event, the Escrow Agent shall not take any action until Traffix has designated a successor Escrow Agent, who shall be an attorney reasonably acceptable to CIK admitted to practice in New York with offices in New York, NY. Upon appointment of a successor Escrow Agent, the Escrow Agent shall turn over the Escrow Deposit to such successor Escrow Agent and shall thereafter have no further obligations hereunder.

r.
CIK acknowledges that the Escrow Agent has acted as the counsel for Traffix and its subsidiaries in connection with this Agreement and hereby consents to the Escrow Agent representing Traffix and its subsidiaries in any proceeding arising out of any dispute under this Agreement, the M&S Agreement, or any other agreement or understanding between Traffix or any of its subsidiaries and CIK or Madacy or their respective subsidiaries.

9.
Withdrawal of Shares - anytime: CIK shall have the right, at any time, to withdraw up to 100,000 Traffix Shares from the Escrow in exchange for a cash amount equal to $5.25 per share withdrawn. The cash will form part of the Escrow and all interest earned thereon will constitute part of the Escrow and the security for the Secured Obligations and the Traffix Shares so exchanged shall be free of the Security Interest. All such interest will be distributed by the Escrow Agent to CIK on June 30th and December 31st of each year, provided that as of any such date there shall not have occurred an Indemnified Termination Event that has not been cured within the cure period provided for in Section 6 above or a Pending Termination Event that has not been cured within the cure period provided for in the M&S Agreement, or as soon as possible following the curing of the Indemnified Termination Event within the cure period provided for in Section 6 above, or cure of the Pending Termination Event, or payment of the Secured Obligations, as the case may be. In the event that there shall be any cash in Escrow, on each of the foregoing scheduled release dates, CIK will have the option to receive Traffix Shares (up to 50,000 per release date) or cash to the extent of cash in Escrow (based on $5.25 per share) or a combination thereof, as determined by CIK.

10.
Withdrawal of Shares - After 2008: At any time after December 31, 2008 or at any time upon the occurrence of a Traffix Sale Event, CIK shall be entitled to withdraw from Escrow any and all Traffix Shares still remaining in Escrow by delivering to the Escrow Agent a cash amount equal to $5.25 per share withdrawn. The cash will form part of the Escrow and all interest earned thereon will constitute part of the Escrow and the security for the Secured Obligations and the Traffix Shares so exchanged shall be free of the Security Interest. All interest on such invested funds will be distributed by the Escrow Agent to CIK on June 30th and December 31st of each year, provided that as of any such date there shall not have occurred an Indemnified Termination Event that has not been cured within the cure period provided for in Section 6 above or a Pending Termination Event that has not been cured within the cure period provided for in the M&S Agreement, or as soon as possible following the curing of the Indemnified Termination Event within the cure period provided for in Section 6 above, or cure of the Pending Termination Event, or payment of the Secured Obligations, as the case may be. On each of the foregoing scheduled release dates, CIK will have the option to receive Traffix Shares (up to 50,000 per release date) or cash to the extent of cash in Escrow (based on $5.25 per share) or a combination thereof, as determined by CIK.

11.
Single Purpose Corporation: CIK hereby represents and warrants and covenants that it has not carried on any activities other than the purchasing of the EZ Interest from BBH and that it shall not, at any time from the date hereof until July 1, 2012, carry on any activities and incur no obligations other than:

a.	the transaction contemplated by the present Agreement;
b.
the satisfaction of its obligations to Madacy Entertainment LP, BBH and San Juan Music Corp. related to the present Agreement (i.e. the obligation to pay, through BBH, ten percent (10%) of all cash proceeds of the present transaction and ten percent (10%) of all amounts released from the Escrow to each of Madacy Entertainment LP and San Juan Music Corp.);

c.
the payment of the balance of sale owing to BBH, the repurchase or redemption of any preferred shares owned by BBH and the payment of any dividends on the share capital of CIK out of the profits and gains of CIK;

d.	the holding, disposition, investing, receipt of dividends from, and all other ancillary transactions related to Traffix Shares received by CIK pursuant to the present Agreement;
e.	the activities relating to maintaining CIK’s corporate existence and making any required governmental filings and payments related thereto including taxes.

12.
New Madacy recordings: CIK hereby guarantees that during 2007 and 2008, Madacy shall continue to carry on its business and shall continue to acquire, license and record music at levels necessary for its business consistent with past practices. In the event of a breach of the foregoing guarantee, Traffix shall be entitled, for a period of 90 days from the time that Madacy ceases to carry on its business or acquire, license and record music at levels necessary for its business consistent with past practices , to provide CIK with written notice of the breach of such guarantee in which case the following provisions shall apply:

a.	Upon receipt of a breach notice pursuant to the foregoing, CIK shall have a cure period of 90 days during which it shall advise Traffix either:
i.	That it shall seek to cure the breach by obtaining for Traffix, for a period of three (3) years, new music recordings at similar levels to those provided by Madacy to Traffix in calendar year 2006; or
ii.	That it shall not cure the breach.

b.	In the event that:
i.	CIK advises Traffix that it shall not or can not cure the breach, in accordance with the foregoing, or
ii.	fails to respond to the breach notice within the 90 day cure period, or
iii.	fails to cure the breach as provided in clause (a)(i) above of this Section 12 within the 90 day cure period (time being of the essence for such cure),

then Traffix shall be entitled, for a further period of 90 days, to terminate the License on written notice to CIK. Such termination shall be deemed to be an Indemnified Termination Event for the purposes of this Agreement and the applicable CIK Guarantee Payment set out in Section 4 above shall become due and payable in accordance with the terms of this Agreement.

13.
Enforcement of Security Interest: In the event that Traffix wishes to enforce its Security Interest on the Collateral in accordance with the terms hereof, the arbitration provisions of Article 11 of the M&S Agreement shall not apply. The parties hereto hereby consent to exclusive jurisdiction of, and venue for resolution of any dispute arising out of or relating to the Security Interest, in the federal and state courts in New York, New York, U.S.A. with the prevailing party entitled to reasonable attorneys’ fees, and all of the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. All of the parties hereto hereby irrevocably waive any objection to such exclusive jurisdiction and venue or inconvenient forum. Any process or summons to be served upon any of the parties hereto (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, in the manner specified and at the address for the giving of notices under this Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim..

14.	Currency: All amounts expressed herein shall be in the lawful currency of the United States of America.

15.	Representations: Each of CIK and Traffix represents, warrants and covenants to the other that:

a.
It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to conduct its business activities as and where presently conducted.

b.
It has full corporate power and authority to make, execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by its authorized officer.

c.
The execution, delivery, and performance of this Agreement does not, and its performance of this Agreement will not (i) contravene any provision of its Certificate of Incorporation or Bylaws; (ii) violate, conflict with, or result in a breach of any judgment, injunction, writ, award, decree, restriction, ruling or order of any court, arbitrator or governmental or regulatory authority (domestic or foreign) or any applicable law, ordinance, rule or regulation; or (iii) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which it is a party or by which any of its assets is bound and it will not enter into any agreements or arrangements with any third party that would in any material respect interfere or conflict with any of the provisions of this Agreement.

d.	There is no pending or, to its knowledge, threatened litigation challenging its authority to enter into and perform this Agreement.
e.
No consent, approval or authorization of, or registration or filing with, any Person or governmental authority or agency is required in connection with its execution, delivery and performance of this Agreement

16.
 Traffix Shares: CIK represents and warrants that the Traffix Shares shall be acquired by CIK for its own account, for investment and not with a view to, or in connection with, or with any present intention of, any resale or other disposition thereof. For the purposes of applicable Canadian securities legislation, CIK is purchasing the Traffix Shares as principal and the fair value of the assets being purchased (i.e., the CIK Interest) is not less than C$150,000 in compliance with Section 2.12 of NI 45-106. Any transfer of the Traffix Shares acquired by CIK shall be effected in compliance with the Act and the laws of any state of the United States, the District of Columbia, or any territory or other jurisdiction in the United States as well as any applicable Canadian securities legislation, as the case may be, governing the offer and/or sale of securities in such jurisdiction. The Traffix Shares shall be subject to registration by Traffix in accordance with the Registration Rights Annex annexed hereto and incorporated herein by reference with the same force and effect as if separately stated in this Agreement. The Traffix Shares shall bear a restrictive legend in substantially the following form:

“Unless permitted under Canadian securities legislation, the holder of the shares of stock represented by this certificate must not trade such securities in Canada before the date that is 4 months and a day after the later of (i) [insert date of closing] and (ii) the date the Corporation became a reporting issuer in any province or territory of Canada. The shares of stock represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the “Act”), and may be transferred only if (i) registered under the Act and the requirements of any state having jurisdiction are complied with or (ii) the transfer is exempt from such registration and state requirements and counsel reasonably acceptable to the Corporation has delivered to the Corporation a written opinion reasonably acceptable to the Corporation setting forth the basis for such exemption.”

17.	Governing Law: The present Agreement shall be governed by the laws of New York, United States of America without regard to its conflicts of law principles.

The parties acknowledge that they have required that this Agreement and all related documents be prepared in English.

Les parties reconnaissent avoir exigé que la présente convention et tous les documents connexes soient rédigés en anglais.

AGREED TO THIS 13th  DAY OF MARCH, 2007.

	Traffix, Inc.		CIK Holdings Inc.

Per:	/s/ Jeffrey Schwartz	Per:	/s/ Hillel Frankel
	Jeffrey Schwartz		Hillel Frankel
	Chairman and CEO		President

The following party intervenes in the present Memorandum of Agreement for the purpose of taking cognizance of its terms.

Madacy Entertainment LP
By: Madacy Holding Inc., its general partner

Per:	/s/ Hillel Frankel
Hillel Frankel
President

Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP intervenes in the present Memorandum of Agreement for the purpose of agreeing to the terms regarding the Escrow set forth in Sections 6 through 10 of the present Memorandum of Agreement.

Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP

Per:	/s/ Geoffry Bass

INTERVENTION BY AMOS ALTER AND HILLEL FRANKEL

And hereto intervenes Amos Alter and Hillel Frankel for the limited purpose of guaranteeing the performance of CIK’s representation and warranty set out in Section 11 of the within Agreement.
In the event that:

(i)	Traffix is entitled to receive a CIK Guarantee Payment in accordance with Section 4 or a Damage Payment in accordance with Section 6 of the within Agreement, and
(ii)	CIK has breached its obligation under Section 11 of the within Agreement; and
(iii)
Traffix incurs a loss as a result of the assets held under the Escrow being unavailable to satisfy such CIK Guarantee Payment or Damage Payment or any other Secured Obligation secured by the Security Interest (e.g., CIK has undertaken activities in breach of Section 11 hereof and a third party creditor makes a successful claim against the assets held under the Escrow);

then, the undersigned guarantors shall be liable to Traffix for an amount equal to the lesser of (i) the unpaid CIK Guarantee Payment, Damage Payment or other unpaid Secured Obligation and (ii) the value of the remaining Traffix Shares and cash held under the Escrow, the whole less any amount actually received or recovered by Traffix from the Escrow. In the event that the undersigned guarantors make a payment to Traffix in accordance with the foregoing, they shall be subrogated in the rights of Traffix for the amount of such payment. Each of the undersigned guarantors hereby consent to exclusive jurisdiction of, and venue for resolution of any dispute relating to this guarantee in the federal and state courts in New York, New York, U.S.A. with the prevailing party entitled to reasonable attorneys’ fees, and all of the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. Each of the undersigned guarantors hereby irrevocably waive any objection to such exclusive jurisdiction and venue or inconvenient forum. Any process or summons to be served upon either of the undersigned guarantors (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, in the manner specified for the giving of notices under the within Agreement to each of the undersigned guarantors at his address written below, or to such other address as either shall give notice to Traffix in the manner provided for in the within Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

/s/ Amos Alter	/s/ Hillel Frankel
Amos Alter	Hillel Frankel
Address: __________________________________	Address: ___________________________________
Montreal, Québec	Town of Mount Royal, Québec

i

REGISTRATION RIGHTS ANNEX

1. Definitions.

(a) “Blue Sky Filing” means any registration statement, notification or other Notice required to be filed, given or made pursuant to any Blue Sky Law in connection with any offering of the Registrable Securities.

(b) “Blue Sky Laws” means the laws of any state, the District of Columbia, or any territory or other jurisdiction in the United States governing the purchase and/or sale of securities in such jurisdiction.

(c) “CIK’s Securities Claims” has the meaning provided for in Section 4(a) below.

(d) “Commission” means the U.S. Securities and Exchange Commission.

(e) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “Notice” means any notice given to, or any declaration, filing, registration or recordation made, with any Person.

(g) “Order” means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Entity.

(h) “Person” means any natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Government Entity, or any group of the foregoing acting in concert.

(i) “Proceeding” means any action, suit, arbitration, audit, investigation or other proceeding, at law or in equity, before or by any Government Entity.

(j) “Register,” “registered,” “registration” and “registration statement” shall refer to a registration of securities to be offered and sold under a registration statement filed with the Commission pursuant to the Securities Act.

(k) “Registrable Securities” means the Traffix Shares

(l) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(m) “Stockholders” means the holder of the Registrable Securities.

(n) “Traffix Securities Claims” has the meaning provided for in Section 4(b) below.

Capitalized terms used, but not otherwise defined, herein shall have the respective meanings assigned to them in the Purchase Agreement.

2. Registration Rights.

(a) Registration Statement. Traffix shall prepare and file with the Commission, within ninety (90) days after the date hereof, a registration statement on Form S-3 or such other appropriate registration form of the SEC as shall be selected by the Company covering the Registrable Securities and shall use commercially reasonable efforts to cause such registration statement to be declared effective by the Commission within one hundred fifty (150) days after the date hereof, or as soon as practicable thereafter, so as to permit, when such registration statement becomes effective, the sale of the Registrable Securities in conformity with Section 5 of the Securities Act. Traffix, in its sole discretion, may include in the registration statement covering the Registrable Securities any issued or authorized but unissued securities of Traffix for sale by Traffix or its other security holders.

(b) Preparation, Filing and Maintenance of Registration Statement. With respect to any registration statement to be prepared by Traffix under this Agreement, Traffix shall, at its sole expense, as expeditiously as reasonably practicable:

(i) prepare and file with the Commission a registration statement necessary to permit the sale of the Registrable Securities in the public securities markets upon the effectiveness of such registration statement, and such amendments and supplements to such registration statement and the prospectus included therein as may be necessary, to the extent reasonably practicable, to cause such registration statement to be declared effective by the Commission;

(ii) maintain the effectiveness of such registration statement for so long as may be reasonably necessary or advisable to enable CIK to consummate the disposition of all of the Registrable Securities; provided, that, Traffix shall not be required to keep such registration in effect at any time after the earlier to occur of (a) the disposition of all of the Registrable Securities in accordance with such registration statement, or (b) twelve months after the date such registration statement becomes effective;

(iii) register or qualify the Registrable Securities under the Blue Sky Laws of each U.S. state governing the purchase or sale of securities as each Stockholder may reasonably request, keep such registration or qualification in effect for so long as such registration statement remains in effect and take any other action that may be reasonably necessary or advisable to enable CIK to consummate the disposition in such states of the Registrable Securities; provided that Traffix shall not be required to keep such registration or qualification in effect at any time after the earlier to occur of (a) the disposition of all of the Registrable Securities in accordance with such registration statement, or (b) twelve months after the date such registration statement becomes effective; and provided further that Traffix shall not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

(iv) notify CIK promptly when the registration statement or any amendment thereto or prospectus included therein has been filed and when it has become effective;

(v) cause all of the Registrable Securities covered by the registration statement to be listed on each securities exchange, or designated for inclusion in each automated interdealer quotation system, on which Traffix Common Stock is then listed or included;

(vi) provide a transfer agent and registrar for all the Registrable Securities not later than the effective date of such registration statement;

(vii) enter into and perform such customary agreements (including underwriting agreements in customary form), if any;

(viii) make available for inspection at a reasonable time by CIK, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by CIK or such underwriter, all financial and other records, pertinent corporate documents and properties of Traffix, and cause Traffix's officers, directors, employees and independent accountants to supply all information reasonably requested by CIK or any such underwriter, attorney, accountant or agent in connection with the preparation of such registration statement, provided, however, that to reduce the disruption to Traffix’s operations, CIK shall designate one attorney, accountant and agent to act on behalf of all of the Stockholders with respect to said inspection;

(ix) notify CIK of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(x) prepare (and afford counsel for CIK reasonable opportunity to review and comment on) and file with the Commission, promptly upon the request of CIK, any amendments or supplements to such registration statement or prospectus that, in the opinion of CIK’s counsel, may be required under the Securities Act in connection with the distribution of Registrable Securities by CIK, provided such amendments or supplements are reasonably acceptable to Traffix’s counsel;

(xi) prepare and promptly file with the Commission and promptly notify CIK of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xii) advise CIK, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use all commercially reasonable efforts promptly to prevent the issuance of any stop order or to obtain its withdrawal if such stop order is issued;

(xiii) at the request of CIK furnish on the date or dates provided for in the underwriting agreement, if any, or upon the effective date of the registration statement: (A) an opinion of counsel, addressed to the underwriters, if any, and CIK covering such matters as such underwriters, if any, and CIK may reasonably request and as are customarily covered by the issuer's counsel in an underwritten offering; and (B) a letter or letters from the independent certified public accountants of Traffix addressed to the underwriters, if any, and CIK covering such matters as such underwriters, if any, and CIK may reasonably request and as are customarily covered in accountant's letters in connection with an underwritten offering;

(xiv) during such time as CIK may be engaged in a distribution of Registrable Securities, comply with Regulation M promulgated under the Exchange Act, to the extent applicable; and

(xv) participate, at CIK’s expense, to the extent CIK may reasonably request, with CIK in any road show in connection with an underwritten offering, it being agreed and understood that CIK (and the underwriter, if any) will not conduct any road show with respect to the Registrable Securities without requesting Traffix’s participation in such road show and CIK will not make any statements about Traffix, its business, operations or prospects or develop and deliver any written materials (including, without limitation, electronic and slide show presentations) without first obtaining Traffix’s consent to the use of such statements and materials.

(c) Limitations on Registrations. Traffix may delay the filing, or the making of a request for the acceleration of effectiveness, of a registration statement pursuant to this Section 2 or withdraw or suspend the effectiveness of a registration statement covering the Registrable Securities that has become effective if, in the good faith judgment of Traffix’s board of directors, Traffix would be required to include in such registration statement or the prospectus included therein (or in an amendment or supplement thereto) material information that at that time could not be publicly disclosed without interfering with a material financing, acquisition, corporate reorganization or other material development or transaction then pending or as to which Traffix has taken substantive steps to structure or negotiate. Traffix shall promptly make such filing or amendment as is reasonably necessary to complete, restore or reinstate such registration statement (or the effectiveness thereof) when the conditions leading to such delay, suspension or withdrawal no longer apply.

(d) CIK’s Obligations. It is a condition precedent to Traffix’s obligation to register any Registrable Securities pursuant hereto that (a) CIK cooperate as reasonably requested by Traffix in the preparation of the Registration Statement (or any amendment thereto), including providing any information with respect to CIK required to be included therein, and (b) in the case of an underwritten public offering, the terms and conditions of the underwriting agreement or any related agreement applicable to or affecting Traffix shall be reasonably acceptable to Traffix.

v

(e) Demand Registrations.

(i) At any time after the first anniversary of the date hereof, CIK may request registration under the Securities Act of all or part of the Registrable Securities, in the manner specified in such request; provided, that Traffix shall not be obligated to register any Registrable Securities pursuant to this Section 2(e) on more than one occasion;

(ii) all registrations requested pursuant to this Section 2(e) shall be referred to herein as "Demand Registrations;"

(iii) a registration will not count as a Demand Registration for purposes of Section 2(e)(i) unless it has become and remained continuously effective for a period equal to the shorter of (A) three months or (B) until all of the Registrable Securities requested to be registered have been sold in the manner specified in such request;

(iv) the Company and CIK may, upon mutual agreement, designate one or more managing underwriters, if applicable, for such offering; and

(v) all of the other terms and provisions herein shall be applicable to the registration statement filed as a Demand Registration, including specifically, but without limitation, the time period to file in Section 2(a), the limitations on registration contained in Section 2(c), CIK’s obligations in Section 2(d), the notice provisions in Section 2(g), CIK’s right to prior review of the filing and the allocation of expenses in Section 3 and the indemnity provisions in Section 4.

(f) Piggyback Rights.

(i) Whenever Traffix proposes to register any shares of its common stock under the Securities Act on a registration statement other than Form S-4 or Form S-8 (or any successor forms thereto), Traffix will give prompt written notice to CIK of its intention to effect such registration (which notice is to be given at least 15 days prior to the date on which the registration statement is to be filed) and, subject to the terms hereof, will include in such registration (a “Piggy Back Registration") all Registrable Securities with respect to which Traffix has received a written request from CIK for inclusion therein within ten days after the receipt of Traffix' notice; and

(ii) if the managing underwriters for such offering advise Traffix in writing that in their opinion the number of securities to be registered and sold for the account of Traffix, together with the number of Registrable Securities and other securities requested to be included in such Piggyback Registration, exceeds the number of securities that can be sold in such offering, then Traffix will include in such registration only: (x) first, any securities that Traffix proposes to sell for its own account or is required to include under any agreement of Traffix, and (y) second, any Registrable Securities requested to be included in such registration to the extent that, in the reasonable opinion of such underwriters, they can be sold.

(g) Notice. Except otherwise provided, all notices and deliveries shall be given or made at least 15 days prior to the date upon which the action prompting the notice or delivery is to be taken. Similarly, all review periods hereunder shall be for a minimum of 15 days, to be calculated from the time the item(s) to be reviewed is made available to the reviewing party.

(h) Termination of Distribution. CIK shall promptly advise Traffix when the distribution of the Registrable Securities under the registration statement is completed.

3. Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement and any amendments thereto and any Blue Sky Filing, Traffix shall give each Stockholder and its counsel, accountant and other advisors the opportunity to review, in each case, prior to its filing, the registration statement, each prospectus included therein or filed with the Commission, each document incorporated by reference therein and each amendment thereof or supplement thereto and any related Blue Sky Filing in order to verify the accuracy of any factual information concerning CIK. Traffix shall pay for all expenses incident to the performance of its obligations under this agreement, including but not limited to all registration and filing fees, listing and NASD fees, printing expenses and fees and disbursements of Traffix’s counsel and Traffix’s accountants in connection with the preparation, review and filing of the registration statement and the registration, listing and resale of the Registrable Securities and any related Blue Sky Filing pursuant to this Agreement; provided, however, that CIK shall pay underwriting discounts and commissions applicable to the sale of the Registrable Securities, any advisory or professional fees incurred on their own behalf and its pro rata share of any road show fees and expenses allocable to the sale of the Registrable Securities (based upon its pro rata share of the shares of common stock of Traffix, par value $.001 per share, being sold in such underwritten offering).

4. Indemnification.

(a) CIK’s Indemnity. CIK shall indemnify and defend Traffix and each controlling person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), director, officer, employee or agent of Traffix against, and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys’ fees and disbursements) which any of them may suffer or incur incidental to any claim or any Proceeding against any of them arising out of, based upon or resulting from (i) an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incidental to the registration or qualification of the Registrable Securities that is required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which statement or omission is made in reliance upon and in conformity with written information furnished to Traffix by CIK for use in the preparation thereof, or (ii) any violation by any Stockholder or its Affiliates of the Securities Act or Blue Sky Laws applicable to them and relating to any action or inaction required of such Stockholder or its Affiliates in connection with such registration or qualification under such Blue Sky Laws (“CIK’s Securities Claims”).

(b) Traffix’s Indemnity. Traffix shall indemnify and defend each Stockholder and each controlling person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), director, officer, employee or agent of such Stockholder against, and hold each of them harmless from, any loss, liability, obligation, damage or expense (including reasonable attorneys’ fees and disbursements) which any of them may suffer or incur incidental to any claim or any Proceeding against any of them arising out of, based upon or resulting from (i) an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by Traffix incidental to the registration or qualification of the Registrable Securities that is required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any violation by Traffix or its Affiliates of the Securities Act or Blue Sky Laws applicable to them and relating to any action or inaction required of Traffix or its Affiliates in connection with such registration or qualification under such Blue Sky Laws (“Traffix’s Securities Claims”); provided, however, that Traffix shall not be liable in any such case to any Stockholder to the extent that such Securities Claims arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the registration statement, such preliminary prospectus or such prospectus or such amendment or supplement or any document incident to the registration or qualification of the Registrable Securities made in reliance upon and in conformity with written information furnished to it by CIK or any other holder of such Registrable Securities or their respective agents for use in the preparation thereof or (B) CIK’s or any other holder of such Registrable Securities or their respective agents’ failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to a purchaser of such Registrable Securities.

(c) Claims Procedure. Promptly after Notice to an indemnified party of any claim or the commencement of any Proceeding by a third party involving any loss, liability, obligation, damage or expense referred to in Section 4(a) or 4(b), such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party, give written Notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided that the failure of any indemnified party to give such Notice shall not relieve the indemnifying party of its obligations under such Section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such Notice. In case any such Proceeding is brought against an indemnified party, and provided that proper Notice is duly given, the indemnifying party shall assume and control the defense thereof insofar as such Proceeding involves any loss, liability, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel selected by the indemnifying party (and reasonably satisfactory to such indemnified party), and, after Notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party), except that, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party reasonably determines with advice of counsel that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after Notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any reasonable legal or other expenses, including without limitation reasonable attorneys’ fees and disbursements incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expenses on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings arising out of or based upon substantially the same allegations or circumstances. If the indemnifying party shall assume the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement or compromise in respect of any claim or Proceeding which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding and (ii) involves solely monetary damages (and not injunctive or other equitable relief or any admission of guilt or fault). Provided that proper Notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, if and in the manner required hereunder, the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys’ fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. Any indemnification required to be made hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

(d) Limitations.

(i) Any other provision hereof notwithstanding, no indemnified party shall be entitled to any indemnification under this Agreement to the extent that it actually receives or is entitled to receive any amount in respect of any loss, liability, obligation, damage or expense from other sources, including without limitation insurance or third-party indemnity; provided that such indemnified party shall not be required to commence any Proceeding to collect any such amount.

(ii) The indemnification obligations under this Agreement are independent of any other indemnification obligations that any of the parties hereto may have to one another under any other agreement between or among them.

5. Covenants of CIK.

CIK agrees that, at the request of the underwriters managing a registered public offering, it shall not offer, sell, contract to sell or otherwise dispose of any Traffix Common Stock, or any securities convertible into or exchangeable or exercisable for Traffix Common Stock, during the 15-day period prior to, and the 90-day period beginning on, the effective date of the underwritten registration; provided, that, any Registrable Securities then owned by each Stockholder (and any permitted assignee(s)) are included in that underwritten public offering, without any right of cut-back on the part of the managing underwriters. In order to ensure compliance with the provisions of this Section 5, Traffix agrees to notify CIK as to the status and proposed effective date of any registration statement of Traffix that is filed with the Commission and grants CIK the opportunity to include its Registrable Securities in such underwritten public offering.